UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 26, 2025

National Healthcare Properties, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39153	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

540 Madison Ave, 27th Floor
New York, NY 10022
__________________________________________________________________________________________________________________________________________________________________________
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (332) 258-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	NHPAP	The Nasdaq Global Market
7.125% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	NHPBP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events
Determination of Estimated Per-Share Net Asset Value
Overview
The board of directors (the “Board”) of National Healthcare Properties, Inc. (the “Company”) has previously adopted valuation guidelines used in connection with determining the estimated per-share net asset value (“Estimated Per-Share NAV”) of the Company’s common stock, par value $0.01 per share (the “common stock”). Under these guidelines, the Company publishes an Estimated Per-Share NAV on at least an annual basis. The Company calculates its Estimated Per-Share NAV by taking into consideration appraisals of the Company’s real estate assets (the “Real Estate Assets”), which are performed by an independent valuation firm in accordance with the valuation guidelines. The Company reviews these valuations both for consistency with the valuation guidelines and for the reasonableness of the independent valuation firm’s conclusions. The Board ultimately makes the final determination of Estimated Per-Share NAV. The Board also relies on the Company management’s inputs, including its view of the estimate and the appraisals performed by the independent valuation firm, but may, in the Board's discretion, consider other factors.
On March 26, 2025, the Board unanimously approved an Estimated Per-Share NAV as of December 31, 2024 (the “Valuation Date”) equal to $32.15. The Estimated Per-Share NAV of $32.15 selected by the Board fell within the range of the values reported by Kroll, LLC (“Kroll”), an independent third-party real estate advisory firm engaged by the Company to value its Real Estate Assets and review the valuations of its other assets and liabilities. The range of values provided by Kroll was based on the estimated fair value of the Company’s assets less the estimated fair value of the Company’s liabilities and the liquidation value of the Company’s 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”), which includes the Company's 100,000 partnership units in the Company's operating partnership designated as “Series A Preferred Units”, and the liquidation value of the Company’s 7.125% Series B Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred Stock”), divided by 28,296,439 shares of common stock outstanding as of December 31, 2024. The common stock outstanding amount used to calculate the Estimated Per-Share NAV as of December 31, 2024 includes the stock dividends declared and issued through January 16, 2024, the last date on which Company issued dividends in the form of common stock valued at the Estimated Per-Share NAV in effect on the applicable date. The Company does not intend to declare any further stock dividends in the future, but, to the extent the Company does issue dividends in additional shares of common stock in the future, such dividends will, all things equal, cause the Estimated Per-Share NAV to decline because the number of shares outstanding increases when shares of common stock are issued in respect of a stock dividend; however, because each stockholder will receive the same proportionate number of new shares, the total value of a common stockholder’s investment, all things equal, will not change assuming no sales or other transfers.
In determining the Estimated Per-Share NAV of $32.15, the Board considered various factors, including the information provided by Kroll, particularly the decrease in fair values of the Company’s same-store properties, the impact of the stock dividend that was issued in January 2024, the impact of the four-for-one reverse stock split of the common stock completed in September 2024 (which had the effect of updating the 2023 Estimated Per-Share NAV from $13 to $52), the various dispositions and debt paydowns by the Company during 2024 and subsequent to December 31, 2024 as disclosed in its previous filings with the U.S. Securities Exchange Commission (the “SEC”), the various properties in the Company’s disposition pipeline currently under contracts or letters of intent, the internalization of the Company’s management functions, which closed in September 2024, and the payment of termination and other fees and expenses associated with the internalization as disclosed in its previous filings with the SEC. The Board also considered other market and industry factors and trends, such as the broad political and economic uncertainty for 2025, and their impact on the fair values of the Company’s portfolio, including the assumptions on net operating income growth, occupancy recovery and terminal stabilization levels for the Company’s senior housing operating properties (“SHOP”) portfolio, market rents in the Company’s outpatient medical facilities (“OMF”) portfolio, as well as general revenue and expense growth assumptions. Finally, the Board considered the general uncertainty in the capital markets, particularly the continued heightened interest rate environment and its impact of the Company’s future liquidity and cash flows.
There have been no other changes between December 31, 2024 and the date of this filing that the Company believes would materially impact the overall Estimated Per-Share NAV.
Sensitivity Analysis
The Company noted that applying the low, midpoint and high ends of the range of capitalization rates and discount rates used by Kroll resulted in an Estimated Per-Share NAV range equal to $32.15 to $36.96 per share. The midpoint in that range was $34.56 per share.

The capitalization rates and discount rates used have a significant impact on the estimated value of the Real Estate Assets. The following chart presents the impact on the Company’s Estimated Per-Share NAV resulting from variations in the capitalization rates for those properties valued using the Direct Capitalization Method (as defined below) and variations in discount rates for those properties valued using the Discounted Cash Flow Method (as defined below), within the range of values determined by Kroll.

	Range of Value
	Low	Midpoint	High
Estimated Per-Share NAV	$32.15	$34.56	$36.96
Weighted Average Capitalization Rate (1)	7.07%	7.32%	7.57%
Weighted Average Discount Rate	8.18%	8.69%	9.19%
(1)This analysis shows the effect of varying the discount rate used in the Discounted Cash Flow Method. For purposes of this sensitivity analysis, the weighted average terminal capitalization rate, which applies only to Real Estate Assets valued using the Discounted Cash Flow Method, was 7.36%.
Process
Consistent with the Company’s valuation guidelines, Kroll performed appraisals of the Real Estate Assets as of the Valuation Date and provided a valuation range for each Real Estate Asset. In addition, Kroll was engaged to review the Company’s market value estimates regarding other assets, liabilities and the liquidation values of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock as of the Valuation Date. Kroll has extensive experience estimating the fair value of commercial real estate.
The method used by Kroll to appraise the Real Estate Assets in the report furnished to the Company and the Board by Kroll (the “Kroll Report”) complies with the Guidelines for the Valuation of Non-Traded REITs promulgated by the Investment Planning Association. Also, Kroll advised that the scope of work performed was conducted in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice. The Company has engaged Kroll for the past ten years to assist the Board in determining the Company's Estimated Per-Share NAV. For preparing the Kroll Report, the Company paid Kroll a customary fee for services of this nature, no part of which was contingent relating to the provision of services or specific findings. Other than its engagement as described herein and its engagements to provide certain purchase price allocation and other real estate valuation services, Kroll does not have any direct interests in any transaction with the Company.
Valuation Methodology
In preparing its valuation materials and in reaching its conclusion, Kroll, among other things:
•performed its valuations on a desktop basis;
•relied on information provided by the Company relating to each property’s physical, financial and economic characteristics;
•performed a study of each market to measure current market conditions, supply and demand factors, market rents, growth patterns and their effect on each of the Real Estate Assets;
•reviewed financial and operating information requested from, or provided by, the Company, including property level cash flow and other leasing assumptions for applicable Real Estate Assets;
•reviewed other assets and liabilities of the Company, including the Company’s mortgage debt, credit facilities, derivatives and the liquidation values of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock; and
•performed such other analyses and studies, and considered factors, as Kroll considered appropriate.
Kroll valued the Real Estate Assets utilizing an income capitalization approach consisting of either the Direct Capitalization Method or the Discounted Cash Flow Method and certain other approaches, all as described further below. These approaches are commonly used in the commercial real estate industry.

The Estimated Per-Share NAV is generally comprised of (i) the sum of (A) the estimated value of the Real Estate Assets and (B) the estimated value of the other assets, minus (ii) the sum of (C) the estimated value of debt and other liabilities and (D) the liquidation value of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, divided by (iii) the number of shares of common stock outstanding as of the Valuation Date, which was 28,296,439. In determining the Estimated Per-Share NAV, the Board also considered the impact of other factors described herein that were not specifically quantified. Shares of common stock outstanding for these purposes is the sum of shares of common stock outstanding, including vested and unvested restricted shares, and partnership units of the Company's operating partnership designated as “OP Units”, excluding performance-based restricted partnership units of the Company’s operating partnership designated as “Class B Units”. The Company determined the Estimated Per-Share NAV in a manner consistent with the definition of fair value under U.S. generally accepted accounting principles set forth in FASB’s Topic ASC 820, Fair Value Measurements and Disclosures.
Income Capitalization Approach
Kroll estimated a range of “as is” market value for substantially all of the Real Estate Assets as of December 31, 2024 using primarily the income capitalization approach, which simulates the reasoning of an investor who views the cash flows that would result from the anticipated revenue and expense on a property throughout its projection period. The net income developed in Kroll’s analysis is the balance of potential income remaining after vacancy and collection loss and operating expenses. This net income was then capitalized at an appropriate rate to derive an estimate of value (the “Direct Capitalization Method”) or discounted by an appropriate yield rate over a typical projection period in a discounted cash flow analysis (the “Discounted Cash Flow Method”). The Direct Capitalization Method was used for stabilized real estate assets, and the Discounted Cash Flow Method was used for real estate assets that were not stabilized or which had leases with irregular rent escalations. Thus, two key steps were involved: (i) estimating the net income applicable to each Real Estate Asset, and (ii) choosing appropriate capitalization rates and discount rates, as applicable.
Other Approaches
Kroll utilized a sales comparison approach (the “Sales Comparison Approach”) to estimate the market value of the Company's one vacant land parcels based on what other purchasers and sellers in the applicable market had agreed to as a price for comparable vacant land parcels. This approach is based on the principle of substitution, which states that the limits of prices, rents and rates tend to be set by the prevailing prices, rents and rates of equally desirable substitutes.
Kroll utilized the estimated sales price (the “Disposition Method”) to estimate the value of two SHOPs and fourteen OMFs, 11 of which were sold subsequent to December 31, 2024.
Summary of Approaches
Kroll utilized the Discounted Cash Flow Method for 155 Real Estate Assets, the Direct Capitalization Method for 10 Real Estate Assets, the Disposition Method for 16 Real Estate Assets and the Sales Comparison Approach for one Real Estate Asset.
Kroll changed the valuation approach for 10 properties (eight SHOPs and two OMFs) from Direct Capitalization Method as of December 31, 2023 to the Discounted Cash Flow Method as of December 31, 2024, reflecting the fact that the cash flows from these properties were negatively impacted and are expected to stabilize over time. Also, Kroll changed the valuation approach for five SHOPs from the Discounted Cash Flow Method as of December 31, 2023, to the Direct Capitalization Method as of December 31, 2024, which reflects cash flow stabilization at these properties.

The following table presents the valuation methodology by property type:

	Income Capitalization Approach		Other Approaches
	Discounted Cash Flow Method	Direct Capitalization Method	Disposition Method	Sales Comparison Approach	Total
Outpatient Medical Facilities	123	—	14	—	137
Seniors Housing Operating Properties	32	10	2	1	45
Total	155	10	16	1	182
Estimated Per-Share NAV
The following table, prepared by the Company, summarizes the individual components of the low, midpoint and high values of the Real Estate Assets estimated by Kroll and the Company’s estimate of the values of its other assets and liabilities. The Estimated Per-Share NAV approved by the Board of $32.15 was $2.41 per share below the midpoint of the range provided in the Kroll Report and considered various factors. See the “Overview” section above for additional discussion of these considerations. The shares of common stock outstanding used in the calculation of the Estimated Per-Share Nav were 28,296,439 and 27,886,255 (retroactively reflecting the four-for-one reverse stock split completed in September 2024) as of December 31, 2024 and 2023, respectively, which represents an increase of approximately 1% of outstanding shares. The 1% increase in outstanding shares is one component, among many, of the change in per share range of values detailed in the table below.

	December 31, 2024				December 31, 2023
	Range of Values			Final	Final
	Low	Midpoint	High
Real Estate Assets (1)	$77.46	$79.87	$82.27	$77.46	$96.84
Other Assets (2)	3.43	3.43	3.43	3.43	3.92
Derivative Assets, at fair value (3)	0.68	0.68	0.68	0.68	1.00
Fair Value of Debt (4)	(39.25)	(39.25)	(39.25)	(39.25)	(41.04)
Promissory Note (5)	(1.07)	(1.07)	(1.07)	(1.07)	—
Other Liabilities (6)	(2.29)	(2.29)	(2.29)	(2.29)	(1.84)
Series A Preferred Stock (7)	(3.60)	(3.60)	(3.60)	(3.60)	(3.64)
Series B Preferred Stock (8)	(3.21)	(3.21)	(3.21)	(3.21)	(3.24)
Kroll Range of Values	$32.15	$34.56	$36.96	$32.15	$52.00
(1)The key assumptions that were used by Kroll in its models to estimate the value of each Real Estate Asset are set forth below:
The following summarizes the range of capitalization rates used to arrive at the estimated market values of the Real Estate Assets valued utilizing the Direct Capitalization Method as of December 31, 2024:

	Range	Weighted Average
Capitalization Rate	7.00% — 8.50%	7.32%
The following summarizes the range of terminal capitalization rates and discount rates used to arrive at the estimated market values of the Real Estate Assets valued utilizing the Discounted Cash Flow Method as of December 31, 2024:

	Range	Weighted Average
Terminal Capitalization Rate	6.00% — 9.25%	7.36%
Discount Rate	6.75% — 12.50%	8.69%
(2)Includes the following line items from the Company’s audited financial statements: (i) cash and cash equivalents; (ii) restricted cash; and (iii) prepaid expenses and other assets, adjusted for certain items. The Company believes that the carrying values of these assets estimate their fair values.

(3)As disclosed in Note 6 - Fair Value of Financial Instruments to the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”) filed with the SEC on February 27, 2024, the valuation of derivative instruments is determined using a discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, as well as observable market-based inputs, including interest rate curves and implied volatilities. In addition, credit valuation adjustments, are incorporated into the fair values to account for the Company’s potential nonperformance risk and the performance risk of the counterparties.
(4)As disclosed in Note 6 - Fair Value of Financial Instruments to the Company’s audited consolidated financial statements in the 2024 Form 10-K, the value of the Company’s mortgage notes payable was estimated using a discounted cash flow analysis. The inputs into the discounted cash flow analysis were based on the Company’s experience with similar types of borrowing arrangements. Advances under the Company's credit facilities are considered to be reported at fair value, because the interest rates on the credit facilities vary with changes in SOFR.
(5)As disclosed in Note 1 - Organization to the Company’s audited consolidated financial statements in the 2024 Form 10-K, the Company issued to its former external advisor’s parent an unsecured promissory note (the “Promissory Note”) in a principal amount of $30.3 million in connection with the Company’s internalization in September 2025. In January 2025, the Company repaid the Promissory Note in full including any unpaid interest at the time of payment.
(6)Includes the following line items from the Company’s audited financial statements: (i) accounts payable and accrued expenses (including amounts due to related parties); (ii) deferred rent; and (iii) distributions payable. The Company believes that the carrying values of these liabilities estimate their fair values.
(7)Series A Preferred Stock was initially issued in December 2019. Amount represents the liquidation value of the 3,977,144 shares of Series A Preferred Stock and the 100,000 units of Series A Preferred Units outstanding as of December 31, 2024 with a liquidation preference of $25.00 per share.
(8)Series B Preferred Stock was initially issued in October 2021. Amount represents the liquidation value of the 3,630,000 shares of Series B Preferred Stock outstanding as of December 31, 2024 with a liquidation preference of $25.00 per share.
Limitations of the Asset Appraisals
The Company believes that the assumptions described herein to estimate the value of the Real Estate Assets are within the ranges used by market participants buying and selling similar properties, assuming a willing buyer and a willing seller, neither being under any compulsion to buy or to sell. The estimated values of the Real Estate Assets may not, however, represent current market value or book value. Real properties are currently carried at their amortized cost basis in the Company’s financial statements. The estimated value of the Real Estate Assets reflected above does not necessarily represent the value the Company would receive or accept if the Real Estate Assets were marketed for sale. The market for commercial real estate can and does fluctuate and values are expected to change in the future. Further, the Estimated Per-Share NAV does not reflect a liquidity discount for the fact that the shares of common stock are not currently traded on a national securities exchange, a discount for the non-assumability or prepayment obligations associated with certain of the Company’s debt obligations and other costs that may be incurred, including any costs associated with the sale of assets.
As with any methodology used to estimate value, the methodologies employed to value the Real Estate Assets by Kroll, and used by the Company to make recommendations to the Board, were based upon a number of estimates and assumptions that may not be accurate or complete, including estimates and assumptions such as comparable sales, rental and operating expense data, capitalization or discount rates, and projections of future rent and expenses. Further, different parties using different assumptions and estimates could derive a different Estimated Per-Share NAV, which could be significantly different from this Estimated Per-Share NAV.
The Estimated Per-Share NAV does not reflect “enterprise value” which may include an adjustment for:
•the large number of Real Estate Assets, given that some buyers may be willing to pay more for a large portfolio than they are willing to pay for each property in the portfolio separately;
•any other intangible value associated with a going concern; or
•the possibility that shares of common stock could trade at a premium or a discount to the Estimated Per-Share NAV if they were listed on a national securities exchange.
Limitations of the Estimated Per-Share NAV
The Estimated Per-Share NAV does not represent the: (i) the price at which shares of common stock would trade at on a national securities exchange or a third party would pay for the Company, (ii) the amount a stockholder would obtain if he or she tried to sell his or her shares of common stock or (iii) the amount stockholders would receive if the Company liquidated its assets and distributed the proceeds after paying all of its expenses and liabilities. Accordingly, with respect to the Estimated Per-Share NAV, the Company can give no assurance that:

•a stockholder would be able to resell his or her shares of common stock at Estimated Per-Share NAV;
•a stockholder would ultimately realize distributions per share of common stock equal to Estimated Per-Share NAV upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company;
•shares of common stock would trade at a price equal to or greater than Estimated Per-Share NAV if they were listed on a national securities exchange or that a third party would purchase the Company at a value per share of common stock equal to Estimated Per-Share NAV; or
•the methodology used to establish the Estimated Per-Share NAV would be acceptable to the Financial Industry Regulatory Authority for use on customer account statements, or that the Estimated Per-Share NAV will satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code.
Further, the Estimated Per-Share NAV was calculated as of a specific date, and the value of shares of common stock will fluctuate over time as a result of, among other things, developments related to individual assets, changes in the real estate and capital markets, acquisitions or dispositions of assets and the distribution of proceeds from the sale of real estate to stockholders.
Conclusion
The Estimated Per-Share NAV as of December 31, 2024 of $32.15 was unanimously adopted by the Board on March 26, 2025. The Board based its conclusions on its review of the Company’s analysis and recommendation, the Kroll Report, estimates and calculations and the fundamentals of the Real Estate Assets. The Board is ultimately and solely responsible for the Estimated Per-Share NAV. Estimated Per-Share NAV was determined at a moment in time and will likely change over time as a result of changes to the value of individual assets as well as political and economic developments in the real estate and capital markets, including changes in interest rates.
Forward-Looking Statements
Certain statements made in this Form 8-K are “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s expectations regarding future events. Forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in forward-looking statements. Such forward-looking statements include, but are not limited to, market and other expectations, objectives and intentions, as well as any other statements that are not historical facts.
The Company's potential risks and uncertainties are presented in the section titled “Item 1-A — Risk Factors” disclosed the 2024 Form 10-K and all other filings with the SEC after that date. The Company disclaims any obligation to update and revise statements contained in these materials to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HEALTHCARE PROPERTIES, INC.

Date: March 26, 2025	By:	/s/ Scott M. Lappetito
Scott. M. Lappetito Chief Financial Officer and Treasurer